                                                                     EXHIBIT 10q

                                    BELLSOUTH
                       OFFICER COMPENSATION DEFERRAL PLAN

               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2005)

                  BELLSOUTH OFFICER COMPENSATION DEFERRAL PLAN
                                TABLE OF CONTENTS

BACKGROUND AND PURPOSE.................................................    1

ARTICLE I DEFINITIONS..................................................    2

1.1      "Account".....................................................    2

1.2      "Affiliate"...................................................    2

1.3      "Annual Bonus"................................................    2

1.4      "Base Salary".................................................    2

1.5      "BellSouth"...................................................    2

1.6      "Beneficiary".................................................    2

1.7      "Board".......................................................    2

1.8      "Bonus Deferral Election".....................................    2

1.9      "Business Day"................................................    2

1.10     "Code"........................................................    2

1.11     "Company Stock"...............................................    3

1.12     "Compensation"................................................    3

1.13     "Credited Interest Rate"......................................    3

1.14     "Deferral Contributions"......................................    3

1.15     "Deferral Election"...........................................    3

1.16     "Effective Date"..............................................    3

1.17     "Election Deadline"...........................................    3

1.18     "Election Package"............................................    4

1.19     "Eligible Executive"..........................................    4

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
1.20     "ERISA"....................................................    4

1.21     "Financial Hardship".......................................    4

1.22     "Interest Income Option"...................................    5

1.23     "Interest Income Subaccount"...............................    5

1.24     "Investment Election"......................................    5

1.25     "Investment Options".......................................    5

1.26     "Mutual Fund"..............................................    5

1.27     "Mutual Fund Option".......................................    5

1.28     "Mutual Fund Subaccount"...................................    5

1.29     "Participant"..............................................    5

1.30     "Participating Company"....................................    5

1.31     "Performance Period".......................................    5

1.32     "Performance Share Award"..................................    6

1.33     "Performance Share Deferral Election"......................    6

1.34     "Performance Share Payment"................................    6

1.35     "Plan"   ..................................................    6

1.36     "Plan Administrator".......................................    6

1.37     "Plan Year"................................................    6

1.38     "Short Term Bonus Plan"....................................    6

1.39     "Stock/Interest Option"....................................    6

1.40     "Stock Plan"...............................................    6

1.41     "Stock Unit"...............................................    6

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
1.42     "Stock Unit Option".............................................   6

1.43     "Stock Unit Subaccount".........................................   7

1.44     "Valuation Date"................................................   7

ARTICLE II ELIGIBILITY AND PARTICIPATION.................................   8

2.1      Annual Participation............................................   8

2.2      Interim Plan Year Participation.................................   8

2.3      Election Procedures.............................................   8

2.4      Cessation of Eligibility........................................   8

ARTICLE III PARTICIPANTS' ACCOUNTS; DEFERRAL CONTRIBUTIONS...............  10

3.1      Participants' Accounts..........................................  10
         (a)      Establishment of Accounts..............................  10
         (b)      Nature of Contributions and Accounts...................  10
         (c)      Several Liabilities....................................  10
         (d)      General Creditors......................................  10

3.2      Deferral Contributions..........................................  10
         (a)      Effective Date.........................................  11
                  (i)   Base Salary Deferral Election....................  11
                  (ii)  Bonus Deferral Election..........................  11
                  (iii) Performance Share Deferral Election..............  11
                  (iv) Other Requirements................................  11
         (b)      Term...................................................  11
         (c)      Base Salary Deferral Election Amount...................  11
         (d)      Bonus Deferral Election Amount.........................  12
         (e)      Performance Share Deferral Election Amount.............  12
         (f)      Revocation.............................................  12
         (g)      Crediting of Deferred Compensation.....................  13
                  (i)   Stock Unit Option and/or Interest Income Option..  13
                  (ii)  Mutual Fund Option...............................  13

3.3      Deferral Elections and Multiple Participating Companies.........  14

3.4      Termination Under Severance Arrangement.........................  14

3.5      Vesting.........................................................  14

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
3.6      Debiting of Distributions.......................................  14

ARTICLE IV DETERMINATION AND CREDITING OF INVESTMENT RETURN..............  15

4.1      General Investment Parameters...................................  15

4.2      Participant Direction of Deemed Investments.....................  15
         (a)      Nature of Participant Direction........................  15
         (b)      Investment of Contributions............................  15
                  (i)   Stock Unit Option and/or Interest Income Option..  15
                  (ii)  Mutual Fund Option...............................  16
         (c)      Investment of Existing Account Balances................  16
                  (i)   Stock/Interest Option............................  16
                  (ii)  Mutual Fund Option...............................  16
         (d)      Investment Subaccounts.................................  16

4.3      Stock Unit Option...............................................  17
         (a)      Stock Unit Subaccount..................................  17
         (b)      Cash Dividends.........................................  17
         (c)      Adjustments............................................  17

4.4      Interest Income Option..........................................  17
         (a)      Interest Income Subaccount.............................  17
         (b)      Crediting of Deemed Interest...........................  18
                  (i)   Amount Invested..................................  18
                  (ii)  Determination of Amount..........................  18

4.5      Mutual Fund Option..............................................  18
         (a)      Mutual Funds...........................................  18
         (b)      Mutual Fund Subaccount.................................  18
         (c)      Crediting of Earnings..................................  19

4.6      Good Faith Valuation Binding....................................  19

4.7      Errors and Omissions in Accounts................................  19

ARTICLE V PAYMENT OF ACCOUNT BALANCES....................................  20

5.1      Benefit Amounts.................................................  20
         (a)      Benefit Entitlement....................................  20
         (b)      Valuation of Benefit...................................  20
         (c)      Conversion of Stock Units into Dollars.................  20

5.2      Elections of Timing and Form....................................  20
         (a)      Timing.................................................  20

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
         (b)      Form of Distribution.................................   21
         (c)      Multiple Selections..................................   21

5.3      Benefit Payments to a Participant.............................   21
         (a)      Timing...............................................   21
         (b)      Form of Distribution.................................   21
         (c)      Valuation of Single Lump-Sum Payments................   21
         (d)      Valuation of Installment Payments....................   21

5.4      Death Benefits................................................   22
         (a)      General..............................................   22
         (b)      Valuation............................................   22

5.5      Withdrawals...................................................   22
         (a)      Hardship Withdrawals.................................   22
         (b)      Withdrawals with Forfeiture..........................   23

5.6      Beneficiary Designation.......................................   23
         (a)      General..............................................   23
         (b)      No Designation or Designee Dead or Missing...........   23
         (c)      Death of Beneficiary.................................   24

5.7      Taxes    .....................................................   24

ARTICLE VI CLAIMS......................................................   25

6.1      Initial Claim.................................................   25

6.2      Appeal   .....................................................   25

6.3      Satisfaction of Claims........................................   25

ARTICLE VII SOURCE OF FUNDS............................................   26

ARTICLE VIII PLAN ADMINISTRATION.......................................   27

8.1      Action by the Plan Administrator..............................   27
         (a)      Individual Administrator.............................   27
         (b)      Administrative Committee.............................   27

8.2      Rights and Duties of the Plan Administrator...................   27

8.3      Bond; Compensation............................................   28

ARTICLE IX AMENDMENT AND TERMINATION...................................   29

9.1      Amendments...................................................     29

9.2      Termination of Plan..........................................     29

9.3      Limitation on Authority......................................     29
         (a)      Plan Amendments.....................................     29
         (b)      Plan Termination....................................     29
         (c)      Opinions of Counsel.................................     30

ARTICLE X MISCELLANEOUS...............................................     31

10.1     Taxation.....................................................     31

10.2     Withholding..................................................     31

10.3     No Employment Contract.......................................     31

10.4     Headings.....................................................     31

10.5     Gender and Number............................................     31

10.6     Assignment of Benefits.......................................     31

10.7     Legally Incompetent..........................................     31

10.8     Entire Document..............................................     31

10.9     Governing Law................................................     31

EXHIBIT A.............................................................    A-1

                  BELLSOUTH OFFICER COMPENSATION DEFERRAL PLAN

      Effective as of the 1st day of January, 2002, BellSouth Corporation ("BellSouth") established the BellSouth Officer Compensation Deferral Plan (the "Plan"). The Plan is hereby amended and restated in its entirety effective as of the 1st day of January, 2005.

                             BACKGROUND AND PURPOSE

      A. GOAL. BellSouth desires to provide its executives, and those of its Affiliates that participate in the Plan, with an opportunity (i) to defer the receipt and income taxation of a portion of such executives' compensation; and
(ii) to receive an investment return on those deferred amounts based on either
(A) the return of BellSouth stock, an indexed rate of interest, or a combination of the two, or (B) for executives who satisfy BellSouth's stock ownership guidelines, the return of a selected group of mutual and other investment funds.

      B. PURPOSE. The purpose of the Plan is to set forth the terms and conditions under which these deferrals may be made and deemed invested and to describe the nature and extent of the executives' rights to their deferred amounts.

      C. TYPE OF PLAN. The Plan constitutes an unfunded, nonqualified deferred compensation plan that benefits certain designated employees who are within a select group of key management or highly compensated employees. Each Participating Company alone has the obligation to pay amounts payable under the Plan to Plan Participants, and such payments are not, and will not be, an obligation of any other Participating Company.

                                    ARTICLE I
                                   DEFINITIONS

      For purposes of the Plan, each of the following terms, when used with an initial capital letter, shall have the meaning set forth below unless a different meaning plainly is required by the context.

      1.1 "ACCOUNT" shall mean, with respect to a Participant or Beneficiary, the total dollar amount or value evidenced by the last balance posted in accordance with the terms of the Plan to the account record established for such Participant or Beneficiary with respect to the Deferral Contributions of such Participant for any Plan Year.

      1.2 "AFFILIATE" shall mean at any time any corporation, joint venture or partnership in which BellSouth owns directly or indirectly, (i) with respect to a corporation, stock possessing at least ten percent (10%) of the total combined voting power of all classes of stock in the corporation, or (ii) in the case of a joint venture or partnership, a ten percent (10%) or greater interest in the capital or profits of such joint venture or partnership.

      1.3 "ANNUAL BONUS" shall mean, with respect to each Eligible Executive for a specified Plan Year, such Eligible Executive's actual award amount to be paid under the Short Term Bonus Plan for such Plan Year (payable in the succeeding year).

      1.4 "BASE SALARY" shall mean, with respect to each Eligible Executive for a specified Plan Year, the gross regular, periodic base salary paid or payable to the Eligible Executive for each payroll period during such Plan Year, including any of the Eligible Executive's own before-tax and after-tax contributions to, or deferrals under, any Code Section 401(k), Code Section 125, nonqualified deferred compensation or other employee benefit plan or program, maintained by a Participating Company from time to time, but excluding any contributions or benefits paid under any such plan or program by a Participating Company.

      1.5   "BELLSOUTH" shall mean BellSouth Corporation, a Georgia corporation.

      1.6 "BENEFICIARY" shall mean, with respect to a Participant, the person(s) determined in accordance with Section 5.4 to receive any death benefits that may be payable under the Plan upon the death of the Participant.

      1.7   "BOARD" shall mean the Board of Directors of BellSouth.

      1.8 "BONUS DEFERRAL ELECTION" shall mean an election in such form as is provided by the Plan Administrator on which an Eligible Executive may elect to defer a portion of such executive's Annual Bonus.

      1.9 "BUSINESS DAY" shall mean each day on which the New York Stock Exchange operates and is open to the public for trading.

      1.10  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

      1.11 "COMPANY STOCK" shall mean the $1.00 par value per share voting common stock of BellSouth.

      1.12 "COMPENSATION" shall mean, for any Plan Year, the Participant's annualized Base Salary rate as in effect on November 15 preceding the beginning of the Plan Year. Provided, however, that with respect to an Eligible Executive whose eligibility to actively participate in the Plan commences after November 15 preceding the beginning of the Plan Year, such amount shall be the Participant's annualized Base Salary rate as in effect on the first day of the first payroll period after which the Eligible Executive is eligible to actively participate in the Plan. Notwithstanding the foregoing, the Plan Administrator, in its sole discretion, may specify dates other than those described above on which a Participant's annualized Base Salary rate for a Plan Year is to be determined. For any Participant employed by a Participating Company whose compensation structure does not readily fit this definition, "Compensation" shall mean cash compensation as defined by the Plan Administrator.

      1.13 "CREDITED INTEREST RATE" shall mean, for each Plan Year, the rate of return equal to Moody's Monthly Average of Yields of Aa Corporate Bonds, as published by Moody's Investors Service, Inc., for the month of July immediately preceding such Plan Year. If such rate (or any alternative rate described in this sentence) is at any time no longer available, the Plan Administrator shall designate an alternative rate which, in the Plan Administrator's reasonable judgment, is generally comparable to the rate described in the preceding sentence, and such alternative rate shall thereafter be the Credited Interest Rate.

      1.14 "DEFERRAL CONTRIBUTIONS" shall mean, as applicable, for each Plan Year that portion of a Participant's Base Salary and/or Annual Bonus deferred, and for each Performance Period that portion of a Participant's Performance Share Payment deferred, under the Plan pursuant to Section 3.2.

      1.15 "DEFERRAL ELECTION" shall mean an election in such form as is provided by the Plan Administrator on which an Eligible Executive may elect to defer under the Plan a portion of such Eligible Executive's Base Salary.

      1.16 "EFFECTIVE DATE" shall mean January 1, 2005, the date this restatement of the Plan is effective. The Plan initially was effective as of January 1, 2002.

      1.17  "ELECTION DEADLINE" shall mean:

            (a) With respect to a Deferral Election and a Bonus Deferral Election, for an individual who is eligible to participate in the Plan for an entire Plan Year and is employed by a Participating Company on such date, the November 30 (or if November 30 is not a Business Day, the last Business Day immediately preceding November 30) immediately preceding the first day of such Plan Year. Notwithstanding the foregoing, with the approval of the Plan Administrator, "Election Deadline" may mean, with respect to such an Eligible Executive for a Plan Year, the

December 31 (or if December 31 is not a Business Day, the last Business Day immediately preceding December 31) immediately preceding the first day of such Plan Year.

            (b) With respect to a Deferral Election and a Bonus Deferral Election, for an individual who becomes employed by a Participating Company as an Eligible Executive after the November 30 (or such other date) described in the preceding paragraph and on or before October 1 of a Plan Year and who is eligible to participate in the Plan during the remainder of such Plan Year pursuant to Section 2.2, the date which is thirty (30) days after the date the individual first becomes eligible to participate in the Plan.

            (c) With respect to a Performance Share Deferral Election, the November 30 (or if November 30 is not a Business Day, the last Business Day immediately preceding November 30) immediately preceding the final year of the Performance Period.

      1.18 "ELECTION PACKAGE" shall mean a package consisting of a Deferral Election, a Bonus Deferral Election, a Performance Share Deferral Election, an Investment Election and such other forms and documents distributed to an Eligible Executive by the Plan Administrator for the purpose of allowing such Eligible Executive to elect to actively participate in the Plan for a Plan Year.

      1.19 "ELIGIBLE EXECUTIVE" shall mean, for each Plan Year, each management employee of a Participating Company who (i) is a member of a select group of highly compensated or key management employees, and (ii) is designated by the Plan Administrator as a member of BellSouth's "executive compensation group," or is otherwise designated by the Plan Administrator as eligible to participate in the Plan.

      1.20 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      1.21 "FINANCIAL HARDSHIP" shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of the Participant's dependent [as defined in Code Section 152(a)], loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Financial Hardship shall be determined by the Plan Administrator on the basis of the facts of each case, including information supplied by the Participant in accordance with uniform guidelines prescribed from time to time by the Plan Administrator; provided, the Participant will be deemed not to have a Financial Hardship to the extent that such hardship is or may be relieved:

            (a) through reimbursement or compensation by insurance or otherwise;

            (b) by liquidation of the Participant's assets, to the extent the liquidation of assets would not itself cause severe financial hardship; or

            (c)   by cessation of deferrals under the Plan.

Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant's child to college or the desire to purchase a home.

      1.22 "INTEREST INCOME OPTION" shall mean the Investment Option described in Section 4.4, pursuant to which a Participant's deemed investment earnings are determined on the basis of the Credited Interest Rate.

      1.23 "INTEREST INCOME SUBACCOUNT" shall mean a bookkeeping subaccount reflecting that portion of a Participant's Account for each Plan Year which is deemed to be invested in the Interest Income Option.

      1.24 "INVESTMENT ELECTION" shall mean an election in such form as is provided by the Plan Administrator on which an Eligible Executive may elect to have Deferral Contributions for a Plan Year (and all investment earnings attributable thereto) deemed invested in the Stock Unit Option, the Interest Income Option and/or the Mutual Fund Option (including the underlying Mutual Funds).

      1.25 "INVESTMENT OPTIONS" shall mean the Stock Unit Option, the Interest Income Option and the Mutual Fund Option (including the underlying Mutual Funds).

      1.26 "MUTUAL FUND" shall mean the investment funds selected from time to time by the Plan Administrator for purposes of determining the rate of return on amounts deemed invested in the Mutual Fund Option pursuant to the terms of the Plan.

      1.27  "MUTUAL FUND OPTION" shall mean the Mutual Fund Option described in
Section 4.5, pursuant to which a Participant's deemed investment earnings are determined by the rate of return applicable to Mutual Funds.

      1.28 "MUTUAL FUND SUBACCOUNT" shall mean a bookkeeping subaccount reflecting that portion of a Participant's Account for each Plan Year which is deemed to be invested in the Mutual Fund Option.

      1.29 "PARTICIPANT" shall mean any person participating in the Plan pursuant to the provisions of Article II.

      1.30 "PARTICIPATING COMPANY" shall mean BellSouth and each Affiliate which, by action of its board of directors (or equivalent governing body), adopts the Plan as a Participating Company with the approval of the Plan Administrator. Such entities shall be listed on Exhibit A hereto, which shall be updated from time to time to reflect the addition of new Participating Companies and the effective dates of their participation, and the deletion of any entities which are no longer Participating Companies.

      1.31 "PERFORMANCE PERIOD" shall mean the three consecutive calendar year period (or other period of time) specified in a performance share award agreement (or similar document) made pursuant to the Stock Plan with respect to which a Performance Share Deferral Election is made.

      1.32 "PERFORMANCE SHARE AWARD" shall mean, with respect to each Eligible Executive for a specified Performance Period, an award of "Performance Shares" (as such term is defined in the Stock Plan) made pursuant to the Stock Plan with respect to such Performance Period.

      1.33 "PERFORMANCE SHARE DEFERRAL ELECTION" shall mean an election in such form as is provided by the Plan Administrator on which an Eligible Executive may elect to defer a portion of such executive's Performance Share Payment.

      1.34 "PERFORMANCE SHARE PAYMENT" shall mean the aggregate of any and all amounts to be paid with respect to a Performance Share Award.

      1.35 "PLAN" shall mean the BellSouth Officer Compensation Deferral Plan, as contained herein and all amendments hereto.

      1.36 "PLAN ADMINISTRATOR" shall mean the Chief Executive Officer of BellSouth and any individual or committee the Chief Executive Officer designates to act on his or her behalf with respect to any or all of the Chief Executive Officer's responsibilities hereunder; provided, the Board may designate any other person or committee to serve in lieu of the Chief Executive Officer as the Plan Administrator with respect to any or all of the administrative responsibilities hereunder.

      1.37  "PLAN YEAR" shall mean the calendar year.

      1.38 "SHORT TERM BONUS PLAN" shall mean, effective April 26, 2004, the BellSouth Corporation Stock and Incentive Compensation Plan, or any successor plan. Prior to April 26, 2004, "Short Term Bonus Plan" referred to the BellSouth Corporation Officer Short Term Incentive Award Plan.

      1.39 "STOCK/INTEREST OPTION" shall mean the investment option comprised of the Stock Unit Option and/or the Interest Income Option, as described in
Section 4.2(b)(i).

      1.40 "STOCK PLAN" shall mean the BellSouth Corporation Stock and Incentive Compensation Plan, or any successor plan.

      1.41 "STOCK UNIT" shall mean an accounting entry that represents an unsecured obligation of a Participating Company to pay to a Participant an amount which is based on the fair market value of one share of Company Stock as set forth herein. A Stock Unit shall not carry any voting, dividend or other similar rights and shall not constitute an option or any other right to acquire any equity securities of BellSouth.

      1.42  "STOCK UNIT OPTION" shall mean the Investment Option described in
Section 4.3, pursuant to which a Participant's deemed investment earnings are determined by the rate of return applicable to Stock Units.

      1.43 "STOCK UNIT SUBACCOUNT" shall mean a bookkeeping subaccount reflecting that portion of a Participant's Account for each Plan Year which is deemed to be invested in the Stock Unit Option.

      1.44 "VALUATION DATE" shall mean each Business Day. Notwithstanding the foregoing, for any specific purpose determined in the sole discretion of the Plan Administrator, "Valuation Date" shall mean any day or days declared by the Plan Administrator, in its sole discretion, to be a Valuation Date. If the Plan provides for a valuation to be made on a day that is not a Valuation Date, such valuation shall be made as of the Valuation Date immediately preceding such day.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

      2.1 ANNUAL PARTICIPATION. Each individual who is an Eligible Executive as of the first day of a Plan Year and is employed by a Participating Company before the beginning of such Plan Year shall be eligible to defer a portion of such Eligible Executive's Base Salary, Annual Bonus and Performance Share Payment, if any, and thereby to actively participate in the Plan for such Plan Year. Such individual's participation shall become effective as of the first day of such Plan Year, provided that the Eligible Executive properly and timely completes the election procedures described in Section 2.3. For purposes of the Plan, references to "Plan Year" with respect to a Performance Share Deferral Election shall mean the Plan Year that is the final calendar year of the Performance Period.

      2.2 INTERIM PLAN YEAR PARTICIPATION. Each individual who becomes employed by a Participating Company as an Eligible Executive on or before October 1 of a Plan Year, and who is not otherwise eligible to participate in the Plan during such Plan Year in accordance with Section 2.1, shall be immediately eligible upon commencement of such employment to make a Deferral Election and/or Bonus Deferral Election, and thereby to actively participate in the Plan, for the remainder of such Plan Year. Such individual's participation shall become effective as of the first day of the calendar month following the calendar month in which such Deferral Election and/or Bonus Deferral Election is made, provided that the Eligible Executive properly and timely completes the election procedures described in Section 2.3.

      2.3 ELECTION PROCEDURES. Each Eligible Executive may elect to defer a portion of such Eligible Executive's Base Salary, Annual Bonus and/or Performance Share Payment, and thereby become an active Participant for a Plan Year (or, if Section 2.2 is applicable, for the remainder of such Plan Year), by delivering a completed Deferral Election, Bonus Deferral Election and/or Performance Share Deferral Election and an Investment Election to the Plan Administrator by the applicable Election Deadline for such Plan Year. Such an election shall be effective only if the individual is actively employed as an Eligible Executive at the time the individual delivers the completed Deferral Election, Bonus Deferral Election and/or Performance Share Deferral Election and Investment Election to the Plan Administrator. The Plan Administrator may also require the Eligible Executive to complete other forms and provide other data, as a condition of participation in the Plan.

      2.4 CESSATION OF ELIGIBILITY. An Eligible Executive's active participation in the Plan shall terminate, and the Eligible Executive shall not be eligible to make any additional Deferral Contributions, for any portion of a Plan Year following the date the Eligible Executive's employment with BellSouth and all Participating Companies terminates (unless such individual is reemployed as an Eligible Executive later in such Plan Year). In addition, an individual who actively participated in the Plan during prior Plan Years but who is not an Eligible Executive or does not complete the election procedures, for a subsequent Plan Year, shall cease active participation in the Plan for such subsequent Plan Year. If an individual's active participation in the Plan ends, such individual shall remain an inactive Participant in the Plan until the earlier of (i) the date the full amount of such individual's Accounts is distributed from the Plan, or (ii) the date the individual again becomes an Eligible Executive and recommences active participation in the Plan. During the period of time that an individual is an inactive Participant in the Plan, such individual's Accounts shall continue to be credited with earnings as provided in the Plan.

                                   ARTICLE III
                 PARTICIPANTS' ACCOUNTS; DEFERRAL CONTRIBUTIONS

      3.1 PARTICIPANTS' ACCOUNTS.

            (a) ESTABLISHMENT OF ACCOUNTS. The Plan Administrator shall establish and maintain one or more Accounts on behalf of each Participant for each Plan Year for which the Participant makes Deferral Contributions. The Plan Administrator shall credit each Participant's Account with the Participant's Deferral Contributions for such Plan Year and earnings attributable thereto, and shall maintain such Account until the value thereof has been distributed to or on behalf of such Participant or his or her Beneficiary.

            (b) NATURE OF CONTRIBUTIONS AND ACCOUNTS. The amounts credited to a Participant's Accounts shall be represented solely by bookkeeping entries. Except as provided in Article VII, no monies or other assets shall actually be set aside for such Participant, and all payments to a Participant under the Plan shall be made from the general assets of the Participating Companies.

            (c) SEVERAL LIABILITIES. Each Participating Company shall be severally (and not jointly) liable for the payment of benefits under the Plan under Deferral Elections, Bonus Deferral Elections and Performance Share Deferral Elections executed by Eligible Executives with, and while employed by, such Participating Company.

            (d) GENERAL CREDITORS. Any assets which may be acquired by a Participating Company in anticipation of its obligations under the Plan shall be part of the general assets of such Participating Company. A Participating Company's obligation to pay benefits under the Plan constitutes a mere promise of such Participating Company to pay such benefits, and a Participant or Beneficiary shall be and remain no more than an unsecured, general creditor of such Participating Company.

      3.2 DEFERRAL CONTRIBUTIONS. Each Eligible Executive may irrevocably elect to have Deferral Contributions made on his or her behalf for a Plan Year (or, if Section 2.2 is applicable, for the remainder of such Plan Year), by completing in a timely manner a Deferral Election, Bonus Deferral Election and/or Performance Share Deferral Election and an Investment Election, and following other election procedures as provided in Section 2.3. Subject to any modifications, additions or exceptions that the Plan Administrator, in its sole discretion, deems necessary, appropriate or helpful, the following terms shall apply to such Deferral Elections, Bonus Deferral Elections and Performance Share Deferral Elections:

            (a) EFFECTIVE DATE.

                  (i) BASE SALARY DEFERRAL ELECTION. Subject to Section 3.2(a)(iv), a Deferral Election made by a Participant shall be effective beginning with the first regular, periodic paycheck earned and paid (A) with respect to a Participant participating for the entire Plan Year, in such Plan Year, and (B) with respect to a Participant participating for a portion of a Plan Year, in accordance with Section 2.2, in the calendar month following the calendar month in which the Participant makes his or her Deferral Election.

                  (ii) BONUS DEFERRAL ELECTION. Subject to Section 3.2(a)(iv), a Bonus Deferral Election made by a Participant shall be effective (A) with respect to a Participant participating for the entire Plan Year, for the Annual Bonus earned during the Plan Year, and (B) with respect to a Participant participating for a portion of Plan Year in accordance with Section 2.2, for the Annual Bonus earned during such portion of the Plan Year.

                  (iii) PERFORMANCE SHARE DEFERRAL ELECTION. Subject to Section 3.2(a)(iv), a Performance Share Deferral Election shall be effective for the Performance Share Payment earned during the Performance Period with respect to which such election is made.

                  (iv) OTHER REQUIREMENTS. To be effective, a Participant's Deferral Election, Bonus Deferral Election and/or Performance Share Deferral Election, as applicable, must be made by the Election Deadline. If an Eligible Executive fails to deliver a Deferral Election, a Bonus Deferral Election or a Performance Share Deferral Election, or to complete any of the other requisite election procedures for a Plan Year, in a timely manner, the Eligible Executive shall be deemed to have elected not to participate in the Plan for that Plan Year.

            (b) TERM. Each Deferral Election for a Plan Year that is made by a Participant shall remain in effect with respect to the specified portion of all Base Salary earned and paid or payable during such Plan Year (or, in the case of a Participant participating for a portion of the Plan Year in accordance with
Section 2.2, with respect to the specified portion of all Base Salary paid or payable during the remainder of such Plan Year) but shall not apply to any subsequent Plan Year. Each Bonus Deferral Election for a Plan Year that is made by a Participant shall be effective with respect to the specified portion of Annual Bonus, if any, earned during such Plan Year (or, in the case of a Participant participating for a portion of the Plan Year in accordance with
Section 2.2, for the specified portion of the Annual Bonus earned during the remainder of such Plan Year), but shall not apply to any subsequent Plan Year. Each Performance Share Deferral Election that is made by a Participant shall be effective with respect to the specified portion of Performance Share Payment, if any, under the Performance Share Award to which it relates, but shall not apply to any subsequent Performance Share Award.

            (c) BASE SALARY DEFERRAL ELECTION AMOUNT. Each Eligible Executive's Deferral Election for a Plan Year shall specify a whole percentage of his or her Compensation to be deferred from his or her Base Salary for such year. Notwithstanding the foregoing, the Plan Administrator, in its sole discretion, may allow an Eligible Executive to complete a Deferral Election specifying either (i) a whole dollar amount of his or her Base Salary to be deferred, with such amount being expressed in increments of $1,000 (or such other increments as the Plan Administrator may determine), or (ii) a percentage of his or her Base Salary paid or payable for each payroll period, with the amount of such deferral to vary as the Eligible Executive's Base Salary changes. The maximum amount of Base Salary that an Eligible Executive may defer for any Plan Year shall be fifty-five percent (55%) of the Eligible Executive's Compensation for such Plan Year rounded up to the next highest thousand dollars. The total amount elected to be deferred shall be withheld from such Eligible Executive's regular, periodic paychecks of Base Salary in substantially equal installments (except as contemplated in clause (ii) above) throughout the Plan Year. If any election would result in a fractional dollar amount to be withheld, the Plan Administrator, in its sole discretion, may determine that such amount will be rounded up to the next highest whole dollar. Notwithstanding any provision of the Plan or a Deferral Election to the contrary, however, the amount withheld from any payment of Base Salary shall be reduced automatically, if necessary, so that it does not exceed the amount of such payment net of all withholding, allotments and deductions, other than any reduction pursuant to such Deferral Election. No amounts shall be withheld during any period an individual ceases to receive Base Salary as an actively employed Eligible Executive for any reason during the Plan Year except that, in the case of an individual on an approved paid leave of absence as an Eligible Executive (including a paid leave of absence under a short term disability plan of a Participating Company), amounts shall be withheld from such leave of absence payments and otherwise treated in the same manner as if such payments constituted Base Salary under the Plan. No adjustment shall be made in the amount to be withheld from any subsequent payment of Base Salary for a Plan Year to compensate for any missed or reduced withholding amounts above.

            (d) BONUS DEFERRAL ELECTION AMOUNT. The Bonus Deferral Election of each Eligible Executive shall specify a whole percentage of such Eligible Executive's Annual Bonus to be deferred, not to exceed fifty percent (50%) and not less than five percent (5%). Notwithstanding any provision of the Plan or a Bonus Deferral Election to the contrary, the amount withheld from any bonus payment shall be reduced automatically, if necessary, so that it does not exceed the amount of such payment net of all withholding, allotments and deductions other than any reduction pursuant to such Bonus Deferral Election.

            (e) PERFORMANCE SHARE DEFERRAL ELECTION AMOUNT. The Performance Share Deferral Election of each Eligible Executive shall specify a whole percentage of such Eligible Executive's Performance Share Payment to be deferred, not less than five percent (5%) and not to exceed one hundred percent (100%) of the amount actually payable to the Eligible Executive with respect to the Performance Share Award. Notwithstanding any provision of the Plan or a Performance Share Deferral Election to the contrary, the amount withheld from any Performance Share Payment shall be reduced automatically, if necessary, so that it does not exceed the amount of such payment net of all withholding, allotments and deductions, other than any reduction pursuant to such Performance Share Deferral Election.

            (f) REVOCATION. Once made, a Participant may not revoke a Deferral Election or Bonus Deferral Election for a Plan Year, or a Performance Share Deferral Election with respect to a Performance Share Award.

            (g) CREDITING OF DEFERRED COMPENSATION.

                  (i) STOCK UNIT OPTION AND/OR INTEREST INCOME OPTION. If a Participant elects to have all or any portion of his or her deferred Base Salary for a Plan Year deemed invested in the Stock/Interest Option pursuant to Section 4.2(b), the Plan Administrator shall credit to the Participant's Account for such Plan Year, as of the first day of such Plan Year (or, as of the effective date of participation of a Participant described in Section 2.2), the entire amount of the Participant's deferred Base Salary for such Plan Year. If a Participant elects to have all or any portion of his or her deferred Annual Bonus for a Plan Year deemed invested in the Stock/Interest Option pursuant to
Section 4.2(b), the Plan Administrator shall credit to the Participant's Account, as of the first day of the Plan Year in which the Participant's Annual Bonus for such Plan Year is actually paid under the Short Term Bonus Plan, the entire amount deferred. If a Participant elects to have all or any portion of his or her deferred Performance Share Payment for a Performance Period deemed invested in the Stock/Interest Option pursuant to Section 4.2(b), the Plan Administrator shall credit to the Participant's Account, as of the first day of the Plan Year next following the end of the Performance Period, the entire amount deferred. If for any reason the entire amount of the Participant's Deferral Contributions so elected are not made, the Participant's Account shall be automatically adjusted, retroactively to the first day of such Plan Year (or, if applicable, the effective date of participation of a Participant described in
Section 2.2), to reflect the amount of Deferral Contributions actually made from Base Salary (or pursuant to Section 3.4, if applicable), Annual Bonus and/or Performance Share Payment during the Plan Year. Notwithstanding the foregoing, if a Participant described in this Section 3.2(g)(i) is an "Executive Officer" (as such term is defined in the Stock Plan), the Plan Administrator shall instead credit to such Participant's Account for a Plan Year, as of the last day of the applicable Plan Year, the entire amount of the Participant's Base Salary, Annual Bonus and/or Performance Share Payment actually deferred, retroactively to the first day of such Plan Year (or, if applicable, the effective date of participation of a Participant described in Section 2.2).

                  (ii) MUTUAL FUND OPTION. If a Participant elects to have all or any portion of his or her deferred Base Salary for a Plan Year deemed invested in the Mutual Fund Option pursuant to Section 4.2(b), the Plan Administrator shall credit to the Participant's Account, as of each Valuation Date that is on (or as soon as administratively practicable after) a payroll period payment date, the Deferral Contribution made from Base Salary for such payroll period. If a Participant elects to have all or any portion of his or her deferred Annual Bonus for a Plan Year deemed invested in the Mutual Fund Option pursuant to Section 4.2(b), the Plan Administrator shall credit to the Participant's Account, as of the Valuation Date that is on (or as soon as administratively practicable after) the date the Participant's Annual Bonus for the prior Plan Year is actually paid under the Short Term Bonus Plan, the amount of such Annual Bonus that is deferred. If a Participant elects to have all or any portion of his or her deferred Performance Share Payment for a Performance Period deemed invested in the Mutual Fund Option pursuant to Section 4.2(b), the Plan Administrator shall credit to the Participant's Account, as of each Valuation Date that is on (or as soon as administratively practicable after) the date that each separate payment to be made to the Participant with respect to the Performance Share Award is actually payable, the amount of such Performance Share Award that is deferred.

      3.3 DEFERRAL ELECTIONS AND MULTIPLE PARTICIPATING COMPANIES. Any Deferral Election, Bonus Deferral Election and/or Performance Share Deferral Election which is timely executed and delivered to the Plan Administrator shall be effective to defer Base Salary, Annual Bonus and/or a Performance Share Payment earned by the Participant from the Participating Company employing such Participant at the time of the Participant's election or any other Participating Company employing such Participant during the Plan Year for which the Deferral Election, Bonus Deferral Election is effective, or during the Performance Period with respect to which a Performance Share Deferral Election is effective. In particular, a Participant (i) who timely executes and delivers a Deferral Election, Bonus Deferral Election and/or Performance Share Deferral Election while employed by one Participating Company and subsequently transfers to another Participating Company, or (ii) who terminates employment and subsequently becomes employed by another Participating Company, shall have the Base Salary, Annual Bonus and/or Performance Share Payment that is paid or payable to such Participant by both Participating Companies reduced under the terms of the Deferral Election, Bonus Deferral Election and/or Performance Share Deferral Election and the Plan as if the transfer or termination and reemployment had not occurred; provided that, as provided in Section 3.2(c), no amounts of Base Salary shall be withheld to the extent they are attributable to any portion of the Plan Year during which such Participant is not receiving Base Salary as an Eligible Executive of a Participating Company.

      3.4 TERMINATION UNDER SEVERANCE ARRANGEMENT. Notwithstanding the foregoing, a Participant eligible to participate in a severance plan or arrangement sponsored by a Participating Company which provides for a lump-sum severance payment upon termination of employment may elect, on such form and at such time and in such manner as shall be prescribed by the Plan Administrator, to reduce the amount of a lump-sum severance payment to which the Participant may become entitled under such plan or arrangement. The amount of such reduction shall not exceed the dollar amount by which the Participant's deferred Base Salary for the Plan Year in which such termination occurs would not have been made at the time of termination of employment, and the amount so elected shall for all purposes be treated as Deferral Contributions made under the Plan.

      3.5 VESTING. A Participant shall at all times be fully vested in the Participant's Deferral Contributions and all investment earnings attributable thereto.

      3.6 DEBITING OF DISTRIBUTIONS. As of each Valuation Date, the Plan Administrator shall debit each Participant's Account for any amount distributed from such Account since the immediately preceding Valuation Date.

                                   ARTICLE IV
                DETERMINATION AND CREDITING OF INVESTMENT RETURN

      4.1 GENERAL INVESTMENT PARAMETERS. The rate of return credited to each Participant's Account shall be determined on the basis of the Investment Option(s) selected by the Participant. The terms of this selection process and the manner in which investment return is credited are set forth in this Article IV.

      4.2 PARTICIPANT DIRECTION OF DEEMED INVESTMENTS. Each Participant generally may direct that his or her Deferral Contributions for each Plan Year shall be deemed invested in the Stock/Interest Option, the Mutual Fund Option or both, and then may select among the options offered within that selection. The Participant may make a separate election for his or her deferred Base Salary and deferred Annual Bonus for each Plan Year and deferred Performance Share Payment for each Performance Period. Notwithstanding the foregoing, the Mutual Fund Option may be elected only by Participants who, as of June 30 of the year in which the Investment Election is made, satisfy the BellSouth stock ownership target then applicable to each such Participant under BellSouth's executive stock ownership guidelines. Once made, a Participant may not revoke an election between the Stock/Interest Option and the Mutual Fund Option.

            (a) NATURE OF PARTICIPANT DIRECTION. A Participant's election of the deemed investments shall be for the sole purpose of determining the rate of return to be credited to such Participant's Account for such Plan Year, and shall not be treated or interpreted in any manner whatsoever as a requirement or direction to actually invest assets in Company Stock, an interest income fund, a mutual fund or any other investment media. The Plan, as an unfunded, nonqualified deferred compensation plan, at no time shall have any actual investment of assets relative to the benefits or Accounts hereunder.

            (b) INVESTMENT OF CONTRIBUTIONS. In conjunction with completing each of a Deferral Election, Bonus Deferral Election and/or Performance Share Deferral Election for a Plan Year, an Eligible Executive shall complete a separate Investment Election in which he or she elects the whole percentages of the amount deferred under such Deferral Election, such Bonus Deferral Election or such Performance Share Deferral Election (as applicable) to be deemed invested in (i) the Stock/Interest Option, and/or (ii) if available with respect to the executive, the Mutual Fund Option; provided, the combined percentages allocated to the Stock/Interest Option and the Mutual Fund Option shall equal one hundred percent (100%). Once a Participant makes an election between the Stock/Interest Option and the Mutual Fund Option for a Plan Year, he or she may not change such election. If the Eligible Executive elects the Stock/Interest Option, he or she must then select his or her investment mix as described in subsection (i) hereinbelow; and if the Eligible Executive elects the Mutual Fund Option, he or she must then select his or her investment mix as described in subsection (ii) hereinbelow.

                  (i) STOCK UNIT OPTION AND/OR INTEREST INCOME OPTION. An Eligible Executive who selects the Stock/Interest Option with respect to either his or her deferred Base

Salary, deferred Annual Bonus or deferred Performance Share Payment shall specify any whole percentage to be invested in the Stock Unit Option and any whole percentage to be invested in the Interest Income Option, such that the total of the two percentages equals the total percentage of his deferred amount allocated to the Stock/Interest Option.

                  (ii) MUTUAL FUND OPTION. An Eligible Executive, who as of June 30 of the year during which the Investment Election is made satisfies BellSouth's stock ownership target applicable to such Executive under BellSouth's executive stock ownership guidelines, and who selects the Mutual Fund Option with respect to either his or her deferred Base Salary, deferred Annual Bonus or deferred Performance Share Payment, shall specify the whole percentage of such Deferral Contributions that will be deemed invested in each Mutual Fund. Within the Mutual Fund Option, a Participant may make subsequent Investment Elections to change the percentage of such Deferral Contributions that will be deemed invested in each Mutual Fund, and any such election shall apply to all such Deferral Contributions credited to his or her Account after the election becomes effective. Any such election shall be effective on or as soon as administratively practicable after the Plan Administrator's receipt of the election. All such Investment Elections shall be (A) made in whole percentages, (B) effected at the 4:00 p.m. Eastern Time closing price of the applicable Mutual Fund on each applicable Valuation Date, and (C) subject to such additional rules as the Plan Administrator may prescribe.

            (c) INVESTMENT OF EXISTING ACCOUNT BALANCES.

                  (i) STOCK/INTEREST OPTION. A Participant with all or part of his or her Account deemed invested in the Stock/Interest Option may not make an Investment Election (i) changing all or any portion of such deemed investment among investment alternatives within the Stock/Interest Option, or (ii) transferring all or any portion of such deemed investments to the Mutual Fund Option. Thus, once an amount is deemed invested in the Stock/Interest Option, it shall continue to be so invested until such amount is distributed.

                  (ii) MUTUAL FUND OPTION. A Participant with all or part of his or her Account deemed invested in the Mutual Fund Option may make subsequent Investment Elections changing the percentage of that portion of his or her existing Account balance that will be deemed invested in each Mutual Fund. Any such election shall be effected at the 4:00 p.m. Eastern Time closing price of the applicable Mutual Fund on the Valuation Date that is coincident with or as soon as administratively practicable after the Plan Administrator's receipt of such election. All such Investment Elections shall be made in whole percentages, and subject to such additional rules as the Plan Administrator may prescribe. No Investment Election may be made changing a deemed investment from the Mutual Fund Option to the Stock/Interest Option.

            (d) INVESTMENT SUBACCOUNTS. For the sole purpose of tracking a Participant's Investment Elections and calculating deemed investment earnings attributable to a Participant's Account for a Plan Year pursuant to the terms of this Article IV, the Plan Administrator shall establish and maintain for such Participant for such Plan Year a Stock Unit Subaccount, an Interest Income Subaccount and a Mutual Fund Subaccount, as necessary, the total of which shall equal such Participant's Account for such Plan Year.

      4.3 STOCK UNIT OPTION.

            (a) STOCK UNIT SUBACCOUNT. To the extent an Eligible Executive makes an Investment Election in accordance with Section 4.2 to have his or her Deferral Contributions for a Plan Year deemed to be invested in the Stock Unit Option, the Participant's Stock Unit Subaccount shall be credited (subject to the adjustment described in subsection 3.2(g), if applicable) with the applicable portion of each such Deferral Contribution at the time such Deferral Contribution is credited to the Participant's Account under Section 3.2(g), with a number of Stock Units equal to the number of full and fractional shares of Company Stock that could have been purchased with such portion of the Eligible Executive's Deferral Contribution at the average of the high and low sales prices of one share of Company Stock on the New York Stock Exchange for the last Business Day of each of the three (3) calendar months immediately preceding the first day of such Plan Year.

            (b) CASH DIVIDENDS. As of each date on which BellSouth has paid a cash dividend on Company Stock, the number of Stock Units credited to a Participant's Stock Unit Subaccount shall be increased by a number of additional Stock Units equal to the quotient of (i) the amount of dividends that would have been paid on the number of shares of Company Stock equivalent to the number of Stock Units credited to such subaccount on such dividend payment date, divided by (ii) the 4:00 p.m. Eastern Time closing price of Company Stock on the New York Stock Exchange on such dividend payment date.

            (c) ADJUSTMENTS. In the event of any change in outstanding shares of Company Stock, by reclassification, recapitalization, merger, consolidation, spinoff, combination, exchange of shares, stock split, reverse stock split or otherwise, or in the event of the payment of a stock dividend on Company Stock, or in the event of any other increase or decrease in the number of outstanding shares of Company Stock, other than the issuance of shares for value received by BellSouth or the redemption of shares for value, the Plan Administrator shall adjust the number and/or form of Stock Units in the manner it deems appropriate in its reasonable judgment to reflect such event, including substituting or adding publicly traded shares of companies other than the Company as a basis for determining Stock Units. The Plan Administrator similarly shall make such adjustments as it deems are appropriate in its reasonable judgment in the form, including the basis of measurement, of Stock Units in the event all shares of Company Stock cease for any reason to be outstanding or to be actively traded on the New York Stock Exchange. In the event the Plan Administrator determines in its reasonable judgment that it would not be possible to appropriately reflect an event under this paragraph (c) by adjusting the number and/or form of Stock Units, the Plan Administrator shall establish a special Valuation Date appropriate to such event for all Stock Unit Subaccounts and shall cause such subaccounts, as so valued, automatically to be converted into Interest Income Subaccounts, which thereafter shall be subject to Section 4.4.

      4.4 INTEREST INCOME OPTION.

            (a) INTEREST INCOME SUBACCOUNT. To the extent that an Eligible Executive makes an Investment Election in accordance with Section 4.2 to have his or her Deferral Contributions for a Plan Year deemed to be invested in the Interest Income Option, the Participant's Interest Income Subaccount shall be credited (subject to the adjustment described in subsection 3.2(g), if applicable) with the applicable portion of each such Deferral Contribution at the time such Deferral Contribution is credited to the Participant's Account under Section 3.2(g).

            (b) CREDITING OF DEEMED INTEREST. As of each Valuation Date, the Plan Administrator shall credit a Participant's Interest Income Subaccounts with the amount of earnings applicable thereto for the period since the immediately preceding Valuation Date. Such crediting of earnings for each Interest Income Subaccount shall be effected, as follows:

                  (i) AMOUNT INVESTED. The Plan Administrator shall determine the amount of (A) in the case of an Interest Income Subaccount established in connection with a Deferral Election or Bonus Deferral Election for the Plan Year, or established in connection with a Performance Share Deferral Election for the Performance Period, such Participant's Deferral Contributions credited to such Participant's Interest Income Subaccount as of the immediately preceding Valuation Date, plus any investment earnings credited to such Participant's Interest Income Subaccount since the immediately preceding Valuation Date; and (B) in the case of an Interest Income Subaccount for a prior Plan Year, the balance of such Participant's Interest Income Subaccount as of the immediately preceding Valuation Date, plus any investment earnings credited to such Participant's Interest Income Subaccount since the immediately preceding Valuation Date, minus the amount distributed from such Participant's Interest Income Subaccount since the immediately preceding Valuation Date; and

                  (ii) DETERMINATION OF AMOUNT. The Plan Administrator then shall apply the Credited Interest Rate for such Plan Year to such Participant's adjusted Interest Income Subaccount (as determined in subparagraph (i) hereof), and the total amount of investment earnings resulting therefrom shall be credited to such Participant's Interest Income Subaccount as of such Valuation Date.

      4.5 MUTUAL FUND OPTION.

            (a) MUTUAL FUNDS. From time to time, the Plan Administrator shall select two (2) or more Mutual Funds for purposes of determining the rate of return on amounts deemed invested in the Mutual Fund Option in accordance with the terms of the Plan. The Plan Administrator may change, add or remove Mutual Funds on a prospective basis at any time and in any manner it deems appropriate.

            (b) MUTUAL FUND SUBACCOUNT. To the extent that an Eligible Executive makes an Investment Election in accordance with Section 4.2 to have his or her Deferral Contributions for a Plan Year deemed to be invested in the Mutual Fund Option, the Participant's

Mutual Fund Subaccount shall be credited with the applicable portion of each such Deferral Contribution at the time such Deferral Contribution is credited to the Participant's Account under Section 3.2(g), with the investment in each Mutual Fund based on the 4:00 p.m. Eastern Time closing price of the Mutual Fund on such crediting date.

            (c) CREDITING OF EARNINGS. As of each Valuation Date, the Plan Administrator shall determine the value of a Participant's Mutual Fund Subaccount (as well as the earnings and/or losses thereof) by valuing the deemed investments in the Mutual Funds as if such subaccount actually were invested therein.

      4.6 GOOD FAITH VALUATION BINDING. In determining the value of Accounts, the Plan Administrator shall exercise its best judgment, and all such determinations of value (in the absence of bad faith) shall be binding upon all Participants and their Beneficiaries.

      4.7 ERRORS AND OMISSIONS IN ACCOUNTS. If an error or omission is discovered in the Account of a Participant or in the amount of a Participant's Deferral Contributions, the Plan Administrator, in its sole discretion, shall cause appropriate, equitable adjustments to be made as soon as administratively practicable following the discovery of such error or omission.

                                    ARTICLE V
                           PAYMENT OF ACCOUNT BALANCES

      5.1 BENEFIT AMOUNTS.

            (a) BENEFIT ENTITLEMENT. As the benefit under the Plan, each Participant (or Beneficiary) shall be entitled to receive the total amount of the Participant's Accounts, determined as of the most recent Valuation Date, and payable at such times and in such forms as described in this Article V.

            (b) VALUATION OF BENEFIT. For purposes hereof, each Account of a Participant as of any Valuation Date shall be equal to the total value such Participant's Stock Unit Subaccount, Interest Income Subaccount and Mutual Fund Subaccount.

            (c) CONVERSION OF STOCK UNITS INTO DOLLARS. For purposes of converting some or all of a Participant's Stock Units into a dollar amount in valuing the Participant's Accounts as of any Valuation Date, the value of each Stock Unit shall be equal to the average of the high and low sales prices of one share of Company Stock on the New York Stock Exchange for the last Business Day of each of the three (3) months of the calendar quarter most recently completed on or prior to such Valuation Date.

      5.2 ELECTIONS OF TIMING AND FORM. In conjunction with, and at the time of, completing a Deferral Election and/or Bonus Deferral Election for each Plan Year, or a Performance Share Deferral Election for each Performance Share Award, an Eligible Executive shall select the timing and form of the distribution that will apply to the Account for such Eligible Executive's Deferral Contributions (and deemed investment earnings attributable thereto) for such Plan Year. The terms applicable to this selection process are as follows:

            (a) TIMING. For a Participant's Account for each Plan Year, such Participant may elect that distribution will be made or commence as of any January 1 following the Plan Year of deferral; provided, a Participant may not select a benefit payment or commencement date for such Account that is (i) earlier than (A) in the case of a Deferral Election, the second January 1 following the end of the Plan Year for which the deferral is made, or (B) in the case of a Bonus Deferral Election or a Performance Share Deferral Election, the third January 1 following the end of the Plan Year for which the deferral is made; or (ii) later than the twentieth (20th) January 1 following the end of the Plan Year of deferral.

            (b) FORM OF DISTRIBUTION. For a Participant's Account for each Plan Year, such Participant may elect that distribution will be paid in one of the following forms:

                  (i) a single lump-sum cash payment; or

                  (ii) substantially equal annual installments (adjusted for investment earnings between payments in the manner described in Article
      IV) over a period of two (2) to ten (10) years.

            (c) MULTIPLE SELECTIONS. An Eligible Executive may select a different benefit payment or commencement date and/or a different form of distribution with respect to his or her Account for each Plan Year. For ease of administration, the Plan Administrator may combine Accounts and subaccounts of a Participant to which the same benefit payment/commencement date and the same form of distribution apply.

      5.3 BENEFIT PAYMENTS TO A PARTICIPANT.

            (a) TIMING. A Participant shall receive or begin receiving a distribution of each of his or her Accounts as of the earlier of (i) the January 1 selected by such Participant with respect to each such Account pursuant to the terms of Section 5.2(a); or (ii) the January 1 immediately following the date that such Participant's employment with BellSouth and all Affiliates ends for any reason, unless the Participant returns to employment with BellSouth or one of the Affiliates before such January 1; provided, however, that with respect to a Bonus Deferral Election or Performance Share Deferral Election of a Participant whose employment has so terminated, distribution shall be made or begin no sooner than the January 1 immediately following the date on which the Annual Bonus or Performance Share Payment is payable. An amount payable "as of" any January 1 shall be made as soon as practicable after such January 1 and, unless extenuating circumstances arise, no later than January 31.

            (b) FORM OF DISTRIBUTION. A Participant shall receive or begin receiving a distribution of each of his or her Accounts in cash in the form selected by such Participant with respect to such Account pursuant to the terms of Section 5.2(b).

            (c) VALUATION OF SINGLE LUMP-SUM PAYMENTS. The amount of a Participant's single lump-sum distribution of any of his or her Accounts as of any applicable January 1 shall be equal to the value of such Account as of the Valuation Date immediately preceding the date on which such distribution is paid.

            (d) VALUATION OF INSTALLMENT PAYMENTS. For purposes of determining the amount of any installment payment to be paid as of a January 1 from an Account, the following shall apply:

                  (i) for any amount of such Account attributable to an Interest Income Subaccount as of the immediately preceding Valuation Date, such amount shall be divided by the number of remaining installments to be paid from such Account (including the current installment);

                  (ii) for any portion of such Account attributable to a Stock Unit Subaccount as of the immediately preceding Valuation Date, the total number of Stock Units constituting such portion shall be divided by the number of remaining installments to be paid from such Account (including the current installment), and the resulting number of Stock Units shall be converted into a dollar amount (pursuant to the terms of Section 5.1(c)) as of such Valuation Date; and

                  (iii) for any amount of such Account attributable to a Mutual Fund Subaccount as of the immediately preceding Valuation Date, such amount shall be divided by the number of remaining installments to be paid from such Account (including the current installment).

      5.4 DEATH BENEFITS.

            (a) GENERAL. If a Participant dies before receiving the entire amount of his or her benefit under the Plan, such Participant's Beneficiary shall receive distribution of amounts remaining in the Participant's Accounts in the form, as elected by the Participant on a Beneficiary designation form described in Section 5.6, of either:

                  (i) a single lump-sum cash payment of the entire balance in the Participant's Accounts as of the January 1 immediately following the date of the Participant's death; or

                  (ii) (A) for Accounts with respect to which distribution has not commenced under Section 5.2 at the time of the Participant's death, substantially equal annual installments (adjusted for investment earnings between payments in the manner described in Article IV) over a period of two (2) to ten (10) years, commencing as of the January 1 immediately following the Participant's death; and (B) for Accounts with respect to which distribution has commenced in the form of installments described in
      Section 5.2(b)(ii) at the time of the Participant's death, continuation of such installment payment schedule.

An amount payable "as of" any January 1 shall be made as soon as practicable after such January 1 and, unless extenuating circumstances arise, no later than January 31.

            (b) VALUATION. The valuation rules described in subsections 5.3(c) and 5.3(d) shall apply to payments described in this Section 5.4.

      5.5 WITHDRAWALS.

            (a) HARDSHIP WITHDRAWALS. Upon receipt of an application for a hardship withdrawal and the Plan Administrator's decision, made in its sole discretion, that a Participant has suffered a Financial Hardship, the Plan Administrator shall cause the payment of a distribution to such Participant. Such distribution shall be paid in a single-sum payment in cash as soon as administratively feasible after the Plan Administrator determines that the Participant has incurred a Financial Hardship. The amount of such single-sum payment shall be limited to the amount reasonably necessary to meet the Participant's requirements resulting from the Financial Hardship. The amount of such distribution shall reduce the Participant's Account balance as provided in Section 3.6.

            (b) WITHDRAWALS WITH FORFEITURE. Notwithstanding any other provisions of this Article V to the contrary, a Participant may elect, at any time prior to the distribution of his or her entire benefit hereunder, to withdraw all or a portion of (i) the remaining amount credited to one or more of his or her Accounts, determined as of the Valuation Date on which such distribution is processed, in twenty-five percent (25%) increments; plus (ii) the amount of Deferral Contributions made since such Valuation Date. Such distribution shall be made in the form of a single-sum payment in cash, as prescribed in Section 5.2(b)(i), as soon as administratively feasible after the date of the Participant's election under this subsection (b). At the time such distribution is made, an amount equal to ten percent (10%) of the amount distributed shall be permanently and irrevocably forfeited (and, if the distribution request is more than ninety percent (90%) of such Participant's Account, the forfeiture amount shall be deducted from his or her distribution amount to the extent there otherwise will be an insufficient remaining Account balance from which to deduct this forfeiture). In addition, the Participant receiving such distribution shall immediately cease to make Deferral Contributions with respect to a Deferral Election for the Plan Year in which such withdrawal occurs, and any Bonus Deferral Election and/or Performance Share Deferral Election with respect to such Plan Year shall be disregarded, and such Participant shall not be eligible to resume Deferral Contributions until the first day of the Plan Year coinciding with or immediately following the one year anniversary of such distribution.

      5.6 BENEFICIARY DESIGNATION.

            (a) GENERAL. A Participant shall designate a Beneficiary or Beneficiaries for all of his or her Accounts by completing the form prescribed for this purpose for the Plan by the Plan Administrator and submitting such form as instructed by the Plan Administrator. Once a Beneficiary designation is made, it shall continue to apply until and unless such Participant makes and submits a new Beneficiary designation form for this Plan.

            (b) NO DESIGNATION OR DESIGNEE DEAD OR MISSING. In the event that:

                (i) a Participant dies without designating a Beneficiary;

                (ii) the Beneficiary designated by a Participant is not surviving or in existence when payments are to be made or commence to such designee under the Plan, and no contingent Beneficiary, surviving or in existence, has been designated; or

                  (iii) the Beneficiary designated by a Participant cannot be located by the Plan Administrator within 1 year from the date benefit payments are to be made or commence to such designee;

then, in any of such events, the Beneficiary of such Participant shall be the Participant's surviving spouse, if any can then be located, and if not, the estate of the Participant, and the entire balance in the Participant's Accounts shall be paid to such Beneficiary in the form of a single lump-sum cash payment described in Section 5.4(a)(i).

            (c) DEATH OF BENEFICIARY. If a Beneficiary who survives the Participant, and to whom payment of Plan benefits commences, dies before complete distribution of the Participant's Accounts, the entire balance in such Accounts shall be paid to the estate of such Beneficiary in the form of a single lump-sum cash payment as of the January 1 immediately following such Beneficiary's death. An amount payable "as of" any January 1 shall be made as soon as practicable after such January 1 and, unless extenuating circumstances arise, no later than January 31. The valuation rules described in subsection 5.3(c) shall apply to any payments described in this subsection 5.6(c).

      5.7 TAXES. If the whole or any part of any Participant's or Beneficiary's benefit hereunder shall become subject to any estate, inheritance, income, employment or other tax which a Participating Company shall be required to pay or withhold, the Participating Company shall have the full power and authority to withhold and pay such tax out of any monies or other property in its hand for the account of the Participant or Beneficiary whose interests hereunder are so affected. Prior to making any payment, the Participating Company may require such releases or other documents from any lawful taxing authority as it shall deem necessary.

                                   ARTICLE VI
                                     CLAIMS

      6.1 INITIAL CLAIM. Claims for benefits under the Plan may be filed with the Plan Administrator on forms or in such other written documents, as the Plan Administrator may prescribe. The Plan Administrator shall furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed. In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, citations of the pertinent provisions of the Plan, and, where appropriate, an explanation as to how the claimant can perfect the claim and/or submit the claim for review.

      6.2 APPEAL. Any Participant or Beneficiary who has been denied a benefit shall be entitled, upon request to the Plan Administrator, to appeal the denial of his or her claim. The claimant (or his or her duly authorized representative) may review pertinent documents related to the Plan and in the Plan Administrator's possession in order to prepare the appeal. The request for review, together with written statement of the claimant's position, must be filed with the Plan Administrator no later than 60 days after receipt of the written notification of denial of a claim provided for in Section 6.1. The Plan Administrator's decision shall be made within 60 days following the filing of the request for review. If unfavorable, the notice of the decision shall explain the reasons for denial and indicate the provisions of the Plan or other documents used to arrive at the decision.

      6.3 SATISFACTION OF CLAIMS. The payment of the benefits due under the Plan to a Participant or Beneficiary shall discharge the Participating Company's obligations under the Plan, and neither the Participant nor the Beneficiary shall have any further rights under the Plan upon receipt by the appropriate person of all benefits. In addition, (i) if any payment is made to a Participant or Beneficiary with respect to benefits described in the Plan from any source arranged by BellSouth or a Participating Company including, without limitation, any fund, trust, insurance arrangement, bond, security device, or any similar arrangement, such payment shall be deemed to be in full and complete satisfaction of the obligation of the Participating Company under the Plan to the extent of such payment as if such payment had been made directly by such Participating Company; and (ii) if any payment from a source described in clause
(i) shall be made, in whole or in part, prior to the time payment would be made under the terms of the Plan, such payment shall be deemed to satisfy such Participating Company's obligation to pay Plan benefits beginning with the benefit which would next become payable under the Plan and continuing in the order in which benefits are so payable, until the payment from such other source is fully recovered. The Plan Administrator or such Participating Company, as a condition to making any payment, may require such Participant or Beneficiary to execute a receipt and release therefor in such form as shall be determined by the Plan Administrator or the Participating Company. If receipt and release is required but the Participant or Beneficiary (as applicable) does not provide such receipt and release in a timely enough manner to permit a timely distribution in accordance with the general timing of distribution provisions in the Plan, the payment of any affected distribution may be delayed until the Plan Administrator or the Participating Company receives a proper receipt and release.

                                   ARTICLE VII
                                 SOURCE OF FUNDS

      Each Participating Company shall provide the benefits described in the Plan from its general assets. However, to the extent that funds in one or more trusts, or other funding arrangement(s), allocable to the benefits payable under the Plan are available, such assets may be used to pay benefits under the Plan. If such assets are not sufficient or are not used to pay all benefits due under the Plan, then the appropriate Participating Company shall have the obligation, and the Participant or Beneficiary, who is due such benefits, shall look to such Participating Company to provide such benefits. No Participant or Beneficiary shall have any interest in the assets of any trust, or other funding arrangement, or in the general assets of the Participating Companies other than as a general, unsecured creditor. Accordingly, a Participating Company shall not grant a security interest in the assets held by the trust in favor of the Participants, Beneficiaries or any creditor.

                                  ARTICLE VIII
                               PLAN ADMINISTRATION

      8.1 ACTION BY THE PLAN ADMINISTRATOR.

            (a) INDIVIDUAL ADMINISTRATOR. If the Plan Administrator is an individual, such individual shall act and record his or her actions in writing. Any matter concerning specifically such individual's own benefit or rights hereunder shall be determined by the Board or its designee.

            (b) ADMINISTRATIVE COMMITTEE. If the Plan Administrator is a committee, action of the Plan Administrator may be taken with or without a meeting of committee members; provided, action shall be taken only upon the vote or other affirmative expression of a majority of the committee members qualified to vote with respect to such action. If a member of the committee is a Participant or Beneficiary, such member shall not participate in any decision which solely affects his or her own benefit under the Plan. For purposes of administering the Plan, the Plan Administrator shall choose a secretary who shall keep minutes of the committee's proceedings and all records and documents pertaining to the administration of the Plan. The secretary may execute any certificate or any other written direction on behalf of the Plan Administrator.

      8.2 RIGHTS AND DUTIES OF THE PLAN ADMINISTRATOR. The Plan Administrator shall administer the Plan and shall have all powers necessary to accomplish that purpose, including (but not limited to) the following:

            (a) to construe, interpret and administer the Plan;

            (b) to make determinations required by the Plan, and to maintain records regarding Participants' and Beneficiaries' benefits hereunder;

            (c) to compute and certify to Participating Companies the amount and kinds of benefits payable to Participants and Beneficiaries, and to determine the time and manner in which such benefits are to be paid;

            (d) to authorize all disbursements by a Participating Company pursuant to the Plan;

            (e) to maintain all the necessary records of the administration of the Plan;

            (f) to make and publish such rules and procedures for the regulation of the Plan as are not inconsistent with the terms hereof;

            (g) to delegate to other individuals or entities from time to time the performance of any of its duties or responsibilities hereunder; and

            (h) to hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan.

The Plan Administrator shall have the exclusive right to construe and interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters shall be final and conclusive on all parties.

      8.3 BOND; COMPENSATION. The Plan Administrator and (if applicable) its members shall serve as such without bond and without compensation for services hereunder. All expenses of the Plan Administrator shall be paid by the Participating Companies.

                                   ARTICLE IX
                            AMENDMENT AND TERMINATION

      9.1 AMENDMENTS. Subject to Section 9.3, the Board shall have the right, in its sole discretion, to amend the Plan in whole or in part at any time and from time to time. In addition, the Plan Administrator shall have the right, in its sole discretion, to amend the Plan at any time and from time to time so long as such amendment is not of a material nature.

      9.2 TERMINATION OF PLAN. Subject to Section 9.3, BellSouth reserves the right to discontinue and terminate the Plan at any time, for any reason. Any action to terminate the Plan shall be taken by the Board and such termination shall be binding on all Participating Companies, Participants and Beneficiaries.

      9.3 LIMITATION ON AUTHORITY. Except as otherwise provided in this Section 9.3, no contractual right created by and under any Deferral Election, Bonus Deferral Election or Performance Share Deferral Election made prior to the effective date of any amendment or termination shall be abrogated by any amendment or termination of the Plan, absent the express, written consent of the Participant who made the Deferral Election, Bonus Deferral Election or Performance Share Deferral Election.

            (a) PLAN AMENDMENTS. The limitation on authority described in this
Section 9.3 shall not apply to any amendment of the Plan which is reasonably necessary, in the opinion of counsel, (i) to preserve the intended income tax consequences of the Plan described in Section 10.1, (ii) to preserve the status of the Plan as an unfunded, nonqualified deferred compensation plan for the benefit of a select group of management or highly compensated employees and not subject to the requirements of Part 2, Part 3 and Part 4 of Title I of ERISA, or
(iii) to guard against other material adverse impacts on Participants and Beneficiaries, and which, in the opinion of counsel, is drafted primarily to preserve such intended consequences, or status, or to guard against such adverse impacts.

            (b) PLAN TERMINATION. The limitation on authority described in this
Section 9.3 shall not apply to any termination of the Plan as the result of a determination that, in the opinion of counsel, (i) Participants and Beneficiaries generally are subject to federal income taxation on Deferral Contributions or other amounts in Participant Accounts prior to the time of distribution of amounts under the Plan, or (ii) the Plan is generally subject to
Part 2, Part 3 or Part 4 of Title I of ERISA, but in either case only if such termination is reasonably necessary, in the opinion of counsel, to guard against material adverse impacts on Participants and Beneficiaries, or BellSouth or Participating Companies. Upon such termination, the entire amount in each Participant's Accounts shall be distributed in a single lump-sum distribution as soon as practicable after the date on which the Plan is terminated. In such event, the Plan Administrator shall declare that the date of termination (or, if such day is not a Business Day, the last Business Day immediately preceding such day) shall be a Valuation Date and all distributions shall be made based on the value of the Accounts as of such Valuation Date.

            (c) OPINIONS OF COUNSEL. In each case in which an opinion of counsel is contemplated in this Section 9.3, such opinion shall be in writing and delivered to the Board, rendered by a nationally recognized law firm selected or approved by the Board.

                                    ARTICLE X
                                  MISCELLANEOUS

      10.1 TAXATION. It is the intention of BellSouth that the benefits payable hereunder shall not be deductible by the Participating Companies nor taxable for federal income tax purposes to Participants or Beneficiaries until such benefits are paid by the Participating Company to such Participants or Beneficiaries. When such benefits are so paid, it is the intention of the Participating Companies that they shall be deductible by the Participating Companies under Code Section 162.

      10.2 WITHHOLDING. All payments made to a Participant or Beneficiary hereunder shall be reduced by any applicable federal, state or local withholding or other taxes or charges as may be required under applicable law.

      10.3 NO EMPLOYMENT CONTRACT. Nothing herein contained is intended to be nor shall be construed as constituting a contract or other arrangement between a Participating Company and any Participant to the effect that the Participant will be employed by the Participating Company or continue to be an employee for any specific period of time.

      10.4 HEADINGS. The headings of the various articles and sections in the Plan are solely for convenience and shall not be relied upon in construing any provisions hereof. Any reference to a section shall refer to a section of the Plan unless specified otherwise.

      10.5 GENDER AND NUMBER. Use of any gender in the Plan will be deemed to include all genders when appropriate, and use of the singular number will be deemed to include the plural when appropriate, and vice versa in each instance.

      10.6 ASSIGNMENT OF BENEFITS. The right of a Participant or Beneficiary to receive payments under the Plan may not be anticipated, alienated, sold, assigned, transferred, pledged, encumbered, attached or garnished by creditors of such Participant or Beneficiary, except by will or by the laws of descent and distribution and then only to the extent permitted under the terms of the Plan.

      10.7 LEGALLY INCOMPETENT. The Plan Administrator, in its sole discretion, may direct that payment be made to an incompetent or disabled person, for whatever reason, to the guardian of such person or to the person having custody of such person, without further liability on the part of a Participating Company for the amount of such payment to the person on whose account such payment is made.

      10.8 ENTIRE DOCUMENT. This Plan document sets forth the entire Plan and all rights and limits. Except for a formal amendment hereto, no document shall modify the Plan or create any additional rights or benefits.

      10.9 GOVERNING LAW. The Plan shall be construed, administered and governed in all respects in accordance with applicable federal law (including ERISA) and, to the extent not preempted by federal law, in accordance with the laws of the State of Georgia. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

                                    EXHIBIT A

                             Participating Companies
                             (as of January 1, 2005)

            Participating Company Names                                 Effective Date
-------------------------------------------------                       ---------------
1. BellSouth Advertising & Publishing Corporation                       January 1, 2002

2. BellSouth Corporation                                                January 1, 2002

3. BellSouth D.C., Inc.                                                 January 1, 2002

4. BellSouth International, Inc.                                        January 1, 2002

5. BellSouth Telecommunications, Inc.                                   January 1, 2002

                                    Exhibit A

                                       A-1